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                                 EXHIBIT 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Stock Option Agreement/William T. War of Inland Resources Inc. of our report dated March 24, 2000, with respect to the consolidated financial statements of Inland Resources Inc. included in its Form 10-K for the year ended December 31, 1999.



                                                         /s/ Arthur Andersen LLP

Denver, Colorado
August 9, 2000